                           SOFTWARE LICENSE AGREEMENT
                           --------------------------

     This Software License Agreement (hereinafter the "Agreement"), is hereby executed on this 26th day of January, 2005, by and between VSUS Technologies,
Inc., a Delaware corporation ("Licensor") having its principal executive offices at 444 Madison Avenue, 24th floor, New York, NY 10022, c/o Great Court Capital, and ViVaVu Systems, Ltd., an Israeli corporation ("Licensee") founded by Mr.
Amiram Ofir, an individual residing in Israel ("Amiram") who, prior to today, was the founder and Chief Executive Officer of Licensor.

     WHEREAS, Licensor is the owner of software and related intellectual property originally developed by an affiliate of Licensee, and obtained by
Licensor when it acquired certain assets from Licensee and as further developed through January 25, 2005 (the "Original IP"); and

     WHEREAS, a dispute has arisen between Licensor and Amiram, who was the original developer of the Original IP, involving, among other things, the rights to the Original IP;

     WHEREAS, in settlement of that dispute between the Licensor and Licensee, among other consideration, Licensee is now leaving the employ of Licensor, and the parties are executing, simultaneously herewith, a Software Escrow Agreement
(the "Escrow Agreement") placing into escrow the source code for the Original IP
(the "Source Code");

     WHEREAS, Licensee desires to use the Original IP for purposes of specialized secure E-mail applications and other applications; and

     WHEREAS, Licensor expects in the very near future to acquire 1stAlerts
Inc., a Delaware corporation ("First Alerts") and wishes to provide incentive for Licensee to assist it (for compensation) in developing certain applications of the Original IP that may be useful in that business;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby covenant and agree as follows:

1. Grant. (a) Licensor hereby irrevocably grants to Licensee, in consideration of the royalty payments described in Section 3 hereof and for other good and valuable consideration, and Licensee hereby accepts, a worldwide, perpetual license (a) to use the Original IP internally in its own operations, or those of any affiliates, which may include providing services to third parties, among other things; and (b) to incorporate the Original IP, in object code format only, in larger programs and systems of Licensee (the "Licensee Programs") which
Licensee then may commercially market, license and sell copies of in object code form only for its own profit; all in accordance and subject to the limitations, terms and conditions set forth below. Such license shall be exclusive from the date hereof through December 31, 2006, except for the rights of Licensor as set forth in Section 4 below (as to which it shall be non-exclusive); thereafter, the entire license granted to Licensee hereunder shall be non-exclusive.

     (b) Licensee may freely sublicense its rights hereunder, provided that
Licensee remains the owner of the "master" license hereunder. Licensee shall not transfer or assign the "master" license hereunder (except to Amiram, or to an entity majority owned or controlled by Amiram) other than in connection with an
Acquisition (defined below), in which case Licensor shall be entitled to receive, as and when the Licensee receives the consideration therefor, five percent (5%) of the Net Proceeds of the Acquisition, in kind (meaning in the same proportion of cash and other items as constitutes the Net Proceeds). As used herein, "Net Proceeds" shall mean the gross proceeds of the Acquisition, less any commissions or brokerage fees and professional fees (attorneys, accountants, appraisers, etc.) payable by Licensee in connection therewith. As used herein, "Acquisition" shall mean the acquisition by a third party or parties unaffiliated with Licensee of either (i) all or a substantial portion of the Original IP as currently existing or as modified hereafter, not in the ordinary course of business, and in connection with the agreement of Amiram to cease his involvement in the business of Licensee to any extent; (ii) a majority of Licensee's operating assets; or (iii) a majority of Licensee's voting stock
(or the equivalent thereof). "Acquisition" shall also include a transaction in which Licensee merges with a third party or parties unaffiliated with Licensee including any other transaction similar thereto. This contingent right to receive said five percent of any Acquisition shall be non-transferable and shall not (except as exists as of the date hereof) be assigned, encumbered or hypothecated, and shall be permanently canceled and shall become null and void in the event of a Bankruptcy Event (as defined in Section 2 hereof) on the part of Licensor.

2. Term and Termination; Bankruptcy. (a) The term of this Agreement shall be perpetual, except that the license set forth in Section 1 hereof shall become non-exclusive on January 1, 2007, and thereafter may be freely licensed by
Licensor to any third party without restriction or limitation, subject only to
Licensee's then non-exclusive license hereunder.

     (b) The parties acknowledge and agree that Licensee should enjoy, in the event of any bankruptcy of the Licensor, the full benefit of Section 365(n) of
Title 11, United States Code (the "Bankruptcy Code"). The parties are entering into this agreement and the Escrow Agreement in reliance upon said statutory provision. Licensor acknowledges that if Licensor or its trustee in bankruptcy rejects the Escrow Agreement or this Agreement under the provisions of the
Bankruptcy Code, Licensee may elect to retain its rights under the Escrow
Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy
Code. Neither Licensor nor such trustee in bankruptcy shall interfere with the rights of Licensee as provided in the Escrow Agreement and this Agreement, including the right to obtain the Source Code from the Escrow Agent (as defined in the Escrow Agreement). Correspondingly, in the event of any Bankruptcy Event on the part of Licensee this license shall terminate (unless this license shall have been assigned to a permitted assignee under Section 1(b) hereunder, and that assignee at that time shall not have incurred a then-continuing Bankruptcy
Event).

     (c) As used herein, the term "Bankruptcy Event" shall mean that a party has filed for

protection under the bankruptcy laws of any jurisdiction, or is involuntarily subjected to such laws or otherwise has been adjudicated a bankrupt, or makes an assignment for the benefit of creditors, or voluntarily or involuntarily becomes the subject of any similar laws, or has a trustee or receiver appointed for its business or property and either acquiesces in same or fails to remove such trustee or receiver within ninety (90) days, or has substantially ceased business operations.

3. Payment. As full and final consideration for the license granted hereunder,
Licensee hereby covenants and agrees to cause its affiliate, Galiad Computers
Ltd., and any of its principals having any rights thereto, to release Licensor from any and all liability to it or them for sums heretofore owed by Licensor as compensation for the original transfer to Licensor of the Original IP. These sums shall be considered royalties for the license granted hereunder, provided that, after application of such sums, this license shall be considered royalty-free.

4. Nature of Retained Ownership. Licensor hereby covenants and agrees not to sublicense (other than to end user customers), transfer, sell or assign, from the date hereof through December 31, 2006, any software using or deriving in part from the Original IP. Nothing herein shall be deemed to prevent or restrict
Licensor from developing any such software internally in order to provide services as part of the First Alerts business or otherwise, nor to sublicense any such software to bona fide end user customers (as opposed to developers and vendors, to which Licensor shall not sublicense such software prior to December
31, 2006). Nor shall anything herein be deemed to give either party hereto any right to any software or other intellectual property developed subsequently to the date hereof; rather, any such new software or other intellectual property shall belong entirely and exclusively to the party who developed it, except to the extent that it incorporates part of the Original IP (in which case the rights of such incorporated portion shall be in accordance with the rights to the Original IP provided for hereunder).

5. Protection of Proprietary Information; Non-Competition.

     (a) The parties hereby covenant and agree to use reasonable efforts, in good faith, to protect the ownership and licensed rights in the Original IP set forth herein, and not to disclose any portion thereof to third parties to whom such party is not permitted to transfer or sublicense that portion of the
Original IP permitted hereunder. In doing so, each such party shall use at least that degree of care which it employs with respect to its own most confidential and proprietary information, and to inform those employees, agents and consultants who have access to the Original IP that such information is confidential information and proprietary trade secrets of the Licensor and
Licensee, as provided herein.

     (b) The parties each shall notify the other promptly of (1) any suspected unauthorized use, sale, license, or other transfer of the Original IP, or (2)
the infringement or misappropriation of the copyrights, trademarks or other proprietary rights in the Original IP.

     (c) Licensee shall not, from the date hereof through December 31, 2006, license or sell any

software product which competes with the primary business of First Alerts on the date hereof: namely, the provision of business economic news and current business information to subscribers via email, instant messaging or other method of electronic distribution. For the sake of clarity, and without limitation, the current business of Licensee, being the provision of special email systems and functions to businesses and other enterprises, shall not be considered competitive with the business of First Alerts.

6. Source Code Escrow. Licensee agrees, on behalf of Licensor, to place the current source code for the Original IP, along with any incidental documentation or other ancillary materials which Licensor may have, but need not have, developed for its implementation, in escrow with a mutually agreeable corporate escrow agent located in Israel, promptly after the execution hereof. The Escrow
Agreement shall govern the disposition thereof. To the extent that Licensee modifies the Original IP in providing development services to Licensor, Licensee shall modify the Source Code in escrow (but need not do so with respect to improvements or modifications which the Licensee may make on its own, for its own business, rather than in the process of providing development services to
Licensor).

7. Licensor's Representations and Warranties. Licensor represents and warrants that it has sufficient ownership rights to the Original IP as against any third party (other than affiliates of Licensee) in order to perform this Agreement, and has not assigned, transferred, encumbered or hypothecated same. The parties are not aware of any claim against, or allegation of infringement pertaining to, the Original IP. However, the parties acknowledge that this is an uncertain and rapidly changing area of the law. Therefore, the parties hereby acknowledge and agree that neither party shall be liable to the other for indemnification, contribution or otherwise, but rather each shall bear its own risk with respect to any third party claims with respect to the Original IP and the parties'
respective use thereof in conformance with the terms and conditions hereof.

     The parties each further represent and warrant to each other than they are not subject to any agreement, judgment or decree which would prohibit or be violated by the execution or delivery of this Agreement or by the performance by a party of its obligations hereunder.

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO
REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE "ORIGINAL IP" AND
HEREBY EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS
FOR A PARTICULAR PURPOSE. THE "ORIGINAL IP" IS LICENSED TO LICENSEE HEREUNDER ON
AN "AS IS, WHERE IS" BASIS. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL,
INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR THIRD PARTY DAMAGES (INCLUDING LOST
PROFITS OR SAVINGS, BUSINESS INTERRUPTION, LOSS OF DATA, OR SIMILAR CLAIMS)
WHETHER IN AN ACTION IN CONTRACT OR IN TORT, OR OTHERWISE, EVEN IF THE OTHER
PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Miscellaneous. (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all written and oral agreements and understandings with respect to the subject matter hereof. This Agreement shall not be construed as creating an agency, partnership, franchise, joint venture or other relationship between the parties other than one of independent contractors. Neither party has the right to bind the other, to act as agent for or with the other, or to conduct business in the other's name or for the other's account. Neither party shall contract obligations in the name of, or on behalf of, the other, nor make any representation, guaranty or warranty with respect to the other's personnel or services except as authorized in writing by such other party in advance. This agreement shall be binding upon the parties and their respective successors and assigns, but any such assignment shall not relieve a party hereto from responsibility hereunder.

     (b) This Agreement shall be modified or amended only by means of a written agreement executed by both parties. No waiver of any part of this Agreement shall be effective unless made in writing and signed by the waiving party. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

     (c) The parties recognize and acknowledge that they would not have any adequate remedy at law in the event of a breach of this Agreement, and a party may suffer irreparable damage and injury and/or damages which would be practically impossible to ascertain, and accordingly the parties hereby agrees that, in the event of a breach hereof, the other party, in addition to any other available rights and remedies, shall be entitled to equitable relief with respect thereto.

     (d) In the event any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed modified in time, geography, scope or otherwise, but only to the extent necessary to make it enforceable. To effect such modification, the said provision shall be deemed supplemented and/or rewritten (or deleted if such provision is incapable of such addition and/or rewriting), whichever shall most fully preserve the intentions of the parties as originally expressed herein.

     (e) This agreement shall be governed by the law of the State of New York but, in deference to the likely location of evidence and the convenience of witnesses, any disputes or claims hereunder shall be resolved exclusively by the courts of the State of Israel, and the parties hereby submit to the jurisdiction of said forum.

     (f) Notices and other communications hereunder shall be deemed given when received at the addresses set forth after the signatures of the parties below, or at such other address as a party may notify the other party hereto in accordance herewith. Electronic notification hereunder shall be valid only if receipt is acknowledged by the recipient.

     (g) Paragraph headings herein are for convenience only and shall not be considered in the

interpretation of this Agreement.

     (h) This agreement was thoroughly negotiated by competent counsel for both parties to their respective satisfaction. Therefore, the parties agree that, in the interpretation hereof, no weight or consideration should be given with respect to which party's attorneys prepared the initial draft hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

         LICENSOR:         VSUS TECHNOLOGIES, INC.
         --------

         By:    /s/ Eli Kissos
              --------------------------
              Eli Kissos, President

Address: 444 Madison Avenue, 24th Floor, New York, NY 10022 c/o Great Court
         Capital

         LICENSEE:         ViVaVu SYSTEMS, LTD.
         --------

By:    /s/ Amiram Ofir
     -----------------------------------
     Amiram Ofir, President

Address: P.O. Box 39001, Givat-Ram, Jerusalem 91390, Israel